UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

BRE Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-14306	94-1722214
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809

(Address of principal executive offices including zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective January 29, 2007, Edward F. Lange, Jr. was promoted to Executive Vice President and Chief Operating Officer. In connection with this promotion, Mr. Lange’s base compensation increased from $300,000 to $375,000 per year, and his bonus target increased from 80% to 100% of his base compensation. Mr. Lange, 47, has been an executive officer of the company since 2000, serving as Chief Financial Officer responsible for the company’s corporate service functions, including accounting and finance, information technology, investor relations, corporate communications, tax and legal. Mr. Lange will continue to serve as Chief Financial Officer until a successor is named.

The information included in our definitive proxy statement for our 2006 Annual Meeting of Shareholders, which we filed with the Securities and Exchange Commission, or SEC, on March 16, 2006, with respect to Mr. Lange under the captions “Stock Loans” and “Employment Contracts and Termination of Employment and Changes in Control Arrangements” and the information included, and incorporated by reference, in Item 5.02 of our Current Report on Form 8-K, which we filed with the SEC on November 20, 2006, with respect to Mr. Lange are incorporated by reference in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

By:	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr.
Executive Vice President,
Chief Financial Officer and Secretary

Date: February 2, 2007